UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 23, 2017

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On August 23, 2017, Apogee Enterprises, Inc. (the “Company”) issued a press release updating its fiscal year 2018 earnings guidance to $3.05 to $3.25 per diluted share and adjusted earnings per share of $3.40 to $3.60, excluding the after-tax impact of amortization of short-lived acquired intangibles associated with the acquired backlog of Sotawall, Inc (“Sotawall”) and EFCO Corporation (“EFCO”) of $7 million ($0.24 per diluted share) and acquisition-related costs of $3 million ($0.11 per diluted share) incurred in connection with the acquisitions of Sotawall and EFCO. Prior fiscal year 2018 guidance was $3.31 to $3.51 per diluted share and adjusted earnings per share of $3.65 to $3.85.

A copy of the Company’s press release announcing the updated fiscal year 2018 earnings guidance is furnished (not filed) as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by Apogee Enterprises, Inc. dated August 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter
Executive Vice President and Chief Financial Officer

Date: August 23, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Apogee Enterprises, Inc. dated August 23, 2017.